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                                                                    Exhibit 10.3


                     FIRST AMENDMENT TO MARKETING AGREEMENT

         This First Amendment to Marketing Agreement, dated as of October 14, 1992, by and between Atrix Laboratories, Inc. (formerly known as Vipont Research Laboratories, Inc.), a Delaware corporation ("Atrix"), and Vipont Royalty Income Fund, Ltd., a Colorado limited partnership (the "Partnership").

         WHEREAS, the Partnership was formed as a limited partnership upon the filing of a Certificate of Limited Partnership dated August 5, 1987 in the office of the Secretary of State of the State of Colorado, pursuant to the terms of the Agreement of Limited Partnership of the Partnership, dated August 5, 1987 (the "Prior Agreement"), and amended and restated pursuant to the Amended and Restated Agreement dated as of June 20, 1990 (the "Amended and Restated Agreement"); and

         WHEREAS, the Partnership and Atrix entered into the Technology Transfer Agreement, the Research and Development Agreement, the Marketing Agreement and the Purchase Option Agreement, all dated as of an even date with the Prior Agreement (collectively and together with the Amended and Restated Agreement, referred to herein as the "Partnership Documents"), for the purpose of developing a biodegradable periodontal pocket treatment containing sanguinarine or other benzophenanthridine alkaloids; and

         WHEREAS, the funding provided by the Partnership to develop and test the Perio Product-Sanguinarine was exhausted prior to September 30, 1991 and since that date Atrix has advanced funds to the Partnership to complete the Phase III Clinical Studies and to conduct a clarifying study; and

         WHEREAS, at a Special Meeting of the Limited Partners of the Partnership, duly called and held on October 14, 1992, the Limited Partners approved a proposal to authorize Atrix to amend the Partnership Documents to permit Atrix to share in certain royalties and proceeds from the sale of rights related to the Perio Product, as more fully described in the Proposal section of the Partnership's Special Meeting Proxy Statement dated August 31, 1992 (the "Proxy Statement").

         NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.      DEFINITIONS.

                 "Partnership Documents" means together, the Amended and Restated Agreement of Limited Partnership, Technology Transfer Agreement, Research and Development Agreement, Marketing Agreement, and the Purchase Option Agreement, all between Atrix Laboratories, Inc. and the Partnership.




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                 "Percentage Contribution" means a percentage representing the ratio of the total costs, including, but not limited to all costs for testing, development and securing regulatory approval, if ever, of the Perio Product with an active agent, sanguinarine or doxycycline, and the Perio Product without an active agent, to the amount that each party has contributed through the date of such regulatory approval. For purposes of this definition, the Limited Partners shall be credited with $10,350,000, the amount raised in the initial public offering of the Partnership.

                 "Perio Product" means a biodegradable periodontal pocket treatment with or without an active agent.

                 "Perio Product-Doxycycline" means the Perio Product with doxycycline.

                 "Perio Product-Sanguinarine" means the Perio Product with sanguinarine or other benzophenanthridine alkaloids.

                 "Proposal" shall mean the proposal submitted to the Limited Partners to amend the Partnership Documents to permit the Partnership and the General Partner to share in certain royalties and proceeds from the sale of rights related to the Perio Product.

                 "Sale of Rights" means the sale of rights related to the Perio Product, including, but not limited to, licenses granted to unaffiliated third parties.

                 "Vehicle Control" means the Perio Product utilizing the biodegradable and biocompatible polymer without an active agent.

         2. Article 4 of the Marketing Agreement is amended in its entirety to read as follows:

                          If Atrix has not, within nine months after regulatory
                 approval of the Treatment has been obtained in any country, introduced the Treatment to the commercial market place in such country, then Atrix's rights hereunder shall no longer apply to any such country and the Partnership shall thereafter have the right to enter into exclusive agreements with third parties for the manufacture and sale of the Treatment in each such country in which Atrix's rights hereunder no longer apply, provided, however, that Atrix shall have the right to a proportionate share of royalties and any proceeds from the sale of rights related to the Treatment, on a percentage basis representing Atrix's Percentage Contribution. In addition, Atrix expressly consents to the granting of a sublicense to any such third party to use the Existing Sanguinarine Technology to manufacture and market the Treatment, subject to the terms and conditions of the Technology

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         Transfer Agreement. This right of the Partnership shall be subject, in all cases and all countries, to the requirements that (i) the royalties payable to the Partnership by each third party shall not be less than
         (12) percent of all Gross Sales Revenues from the sale of the Treatment, and (ii) each third party agrees to be bound by and to comply with the other terms and conditions of this Agreement with respect to its manufacturing and sale of the Treatment.

     3. Article 5 of the Marketing Agreement is amended in its entirety to read as follows:

                 5.1 ROYALTIES. In consideration of the exclusive rights granted to Atrix hereunder, Atrix shall make quarterly payments to the Partnership based on Gross Sales Revenues of the Perio Product as follows:

                 (a) Twelve (12) percent of all Gross Sales Revenues multiplied by the Partnership's Percentage Contribution, for a period of time to begin upon the date on which the first Gross Sales Revenues are received by Atrix and to end upon the date on which Atrix has, pursuant to this Agreement, paid or accrued an obligation to pay to the Partnership an amount equal to the Partnership's Percentage Contribution multiplied by $18,000,000;

                 (b) Eight (8) percent of all Gross Sales Revenues multiplied by the Partnership's Percentage Contribution, for a period of time to begin upon the date on which Atrix has, pursuant to this Agreement, paid or accrued an obligation to pay to the Partnership an amount equal to $18,000,000 and to end upon the date on which Atrix has, pursuant to this Agreement, paid or accrued an obligation to pay to the Partnership an amount equal to the Partnerships Percentage Contribution multiplied by $36,000,000; and

                 (c) Four (4) percent of all Gross Sales Revenues multiplied by the Percentage Contribution, for a period of time to begin upon the date on which Atrix has, pursuant to this Agreement, paid or accrued an obligation to pay to the Partnership an amount equal to the Percentage Contribution multiplied by $36,000,000 and to end upon the earlier of
         (i) the exercise of the option contained in the Purchase Option Agreement (the "Purchase Option"); (ii) the termination of this Marketing Agreement; or (iii) the termination of the Partnership.

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                 5.2 PROCEEDS FROM SALE OF RIGHTS. In consideration of the
         exclusive rights granted to Atrix hereunder, the Partnership shall be entitled to receive a portion of any proceeds received by Atrix from the Sale of Rights. The Partnership's percentage interest in any such proceeds shall be equal to its Percentage Contribution multiplied by any proceeds received from the Sale of Rights; provided, however, proceeds from the Sale of Rights shall only be payable to the Partnership to the extent required in Section 5.1. Notwithstanding the above the Partnership shall not be entitled to proceeds or payments from the Sale of Rights to the extent such proceeds are for the testing, development or securing regulatory approval of the Perio Product.

     4. EFFECTIVE DATE. The effective date of this First Amendment shall be October 14, 1992.

     5. TERMS. Terms used herein and not otherwise defined in this First Amendment shall have the meaning ascribed to each of them in the Marketing Agreement.

     6. NO OTHER MODIFICATIONS. The intent of the parties hereto is to modify only those provisions of the Marketing Agreement as are set forth herein. All other terms and provisions set forth in the Marketing Agreement shall remain in full force and effect.

     7. NO WAIVER. Nothing in this First Amendment shall be construed as a waiver by either party of any of its rights to exercise any right, power or remedy hereunder or under the Marketing Agreement.

     8. COUNTERPARTS. This First Amendment may be executed in counterparts, and the signed originals shall be sent, via facsimile, to each party, each of which shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.

                                  ATRIX LABORATORIES, INC.
                                  By:  /s/ Dr. G. Lee Southard
                                      ---------------------------
                                       Dr. G. Lee Southard, President

                                  VIPONT ROYALTY INCOME FUND, LTD.

                                  By:  /s/ Dr. G. Lee Southard
                                      ---------------------------
                                       Dr. G. Lee Southard, President,
                                       Atrix Laboratories, Inc., general
                                       partner of Vipont Royalty Income
                                       Fund, Ltd.

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